UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 17, 2006



                       MEDIACOM COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)


        Delaware                       0-29227                    06-1566067
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              100 Crystal Run Road
                           Middletown, New York 10941
                    (Address of principal executive offices)


                  Registrant's telephone number: (845) 695-2600


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01. Regulation FD Disclosure.

     The following information is from an article being published in a publication serving the cable television industry, April 17, 2006, and is based on an interview that Rocco B. Commisso, Chairman and Chief Executive Officer of Mediacom Communications Corporation (the "Company"), provided to the publication.

Beginning of Article

BUNDLING, MOBILITY AND TELEPHONY KEYS FOR MEDIACOM

Chairman and CEO Rocco Commisso predicts data and telephony could nearly double Mediacom's average revenue per subscriber.

Where will Mediacom be in five years?

Rocco Commisso: There's going to be more diversification into data and telephony. Right now, [video] is about 77% of our revenue; it will be 60% in five years. Our data penetration is only 18% still--of homes passed--and we should get that out to 35%. We'll have one-third of the market in five years, and that's almost a doubling of our revenue from data.

Do you worry more about the telcos or DBS looking out five years?

RC: The video business is going to be more and more competitive. But we're going to grow our revenue nicely from [data and telephony]. We could grow from $65 [average revenue per subscriber] to more than $100. We see our ability to get to that number as a no-brainer. The video business will grow, but because it's so competitive and the phone companies are coming in, it will have nowhere near the growth rate of the other two products.

But the telcos are obviously in those other two areas as well.

RC: On the data side, they have the same penetration as we have. And they stand to lose a lot from the phone business. That's the reason they're getting into the video business.

Is telephony going to outpace data in terms of growth for you?

RC: Absolutely, because we're starting from scratch. I don't see any reason why we can't have 25% market share.

How important is the bundle to you?

RC: Everybody's bundling. More than two-thirds of our VoIP customers are triple-play customers. We're bundling the hell out of it. For the first time in our history, we're providing a price point that's very competitive, and we should make a lot of money. On the data side, we will eventually have a 50 meg product. And within five years, we'll be at 30 megs. We're going to double the penetration. And I think we're going to begin sharing some of the revenue that we're not getting right now--the advertising, and some per-usage fees such as gaming.

What about the wireless component?

RC: Mobility is what the consumer is looking for. We're going to provide it. Commercial services is the big thing for us now, too. We do very little right now, but frankly it's a huge opportunity for us.

Mediacom by the Numbers

HOMES PASSED: 2,807,000
BASIC VIDEO CUSTOMERS: 1,423,000
DIGITAL CUSTOMERS: 494,000
HSI CUSTOMERS: 478,000
TELEPHONY CUSTOMERS: 22,000
AVERAGE REVENUE PER USER: $65.52/MO.
% OF PLANT UPGRADED TO 750 MHZ OR HIGHER: N/A

End of Article

Forward Looking Statements

     Any statements in this report that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: competition in the Company's video, high-speed Internet access and phone businesses; the Company's ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; increasing programming costs; changes in laws and regulations; the Company's ability to generate sufficient cash flow to meet its debt service obligations and to access capital to maintain financial flexibility; and the other risks and uncertainties described in the Company's annual report on Form 10-K for the year ended December 31, 2005 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this report are based upon information known to the Company as of the date of this report, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2006


                                    Mediacom Communications Corporation



                                    By: /s/ Mark E. Stephan
                                        ----------------------------------
                                         Mark E. Stephan
                                         Executive Vice President and
                                         Chief Financial Officer